                            JOINT FILING INFORMATION

Reporting Person:                     SOROS FUND MANAGEMENT LLC

Address:                              250 WEST 55TH STREET
                                      38TH FLOOR
                                      NEW YORK, NY 10019

Designated Filer:                     SOROS  FUND  MANAGEMENT  LLC

Issuer and Symbol:                    OWL ROCK CAPITAL CORPORATION

Date of Event Requiring Statement:    06/10/2016

Signature:                            /s/ Jay Schoenfarber
                                      ---------------------------------------
                                      Jay Schoenfarber, as Deputy General
                                      Counsel

Reporting Person:                     GEORGE SOROS

Address:                              250 WEST 55TH STREET
                                      38TH FLOOR
                                      NEW YORK, NY 10019

Designated Filer:                     SOROS  FUND  MANAGEMENT  LLC

Issuer and Symbol:                    OWL ROCK CAPITAL CORPORATION

Date of Event Requiring Statement:    06/10/2016

Signature:                            s/ Jay Schoenfarber
                                      ------------------------------------------
                                      Jay Schoenfarber, as Attorney-in-Fact

Reporting Person:                     ROBERT SOROS

Address:                              250 WEST 55TH STREET
                                      38TH FLOOR
                                      NEW YORK, NY 10019

Designated Filer:                     SOROS FUND MANAGEMENT LLC

Issuer and Symbol:                    OWL ROCK CAPITAL CORPORATION

Date of Event Requiring Statement:    06/10/2016

Signature:                            /s/ Jay Schoenfarber
                                      ------------------------------------------
                                      Jay Schoenfarber, as Attorney-in-Fact